UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2012

INNOVARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Gators Lender, LLC (the “Lender”) agreed to extend the maturity date of a $1.25 million promissory note (the “Note”) issued by Innovaro, Inc. (the “Company”) that would otherwise have been due on October 22, 2012. At the time of such disclosure, the Company and the Lender were still in the process of documenting such agreement and related agreements, including relating to the issuance by the Company to the Lender of warrants to purchase up to 300,000 shares of the Company’s common stock. Subsequently, the Company and the Lender entered into a First Amendment to Note and Warrant Purchase Agreement, effective as of October 22, 2012 (the “Note Amendment”), and a Warrant Agreement, dated as of October 22, 2012 (the “Warrant Agreement”), to document such agreements.

In accordance with the terms of the Note Amendment, the maturity date of the Promissory Note has been extended from October 22, 2012 to October 22, 2013. In addition, the Company has agreed to repay (i) $250,000 of the $1.25 million due under the Promissory Note on or before December 3, 2012, (ii) an additional $250,000 of the remaining $1.0 million due under the Promissory Note on or before October 22, 2013 and (iii) the final $750,000 of the remaining $750,000 due under the Promissory Note on or before October 22, 2015. If the Company timely makes the first two payments described above, then the maturity date of the Promissory Note will be extended from October 22, 2013 to October 22, 2015. The interest rate payable on amounts outstanding under the Promissory Note will remain unchanged at 8.0% per year and there is no penalty if the Company pre-pays all or a portion of the Promissory Note prior to the scheduled repayments dates set forth above.

As an inducement for the Lender to enter into the Note Amendment, the Company agreed to issue the Lender (i) warrants to purchase up to 150,000 shares of the Company’s common stock with an exercise price of $0.66 per share; (ii) warrants to purchase up to 75,000 shares of the Company’s common stock with an exercise price of $0.66 per share if and only if the Company’s indebtedness under the Promissory Note has not been repaid in full by October 22, 2013 and (iii) warrants to purchase up to an additional 75,000 shares of the Company’s common stock with an exercise price of $0.66 per share if and only if the Company’s indebtedness under the Promissory Note has not been repaid in full by October 22, 2014. The Lender cannot exercise any of the warrants until April 23, 2013.

The warrants contain customary anti-dilution adjustments in the event of stock splits, stock combination, reclassifications and similar events. In addition, the warrants contain anti-dilution adjustments which are triggered if the Company issues capital stock (other than pursuant to the exercise of outstanding warrants) at a price less than the then current exercise price of the warrants, or the Company issues warrants or other rights or convertible securities to purchase or acquire common stock exercisable or convertible at a price less than the then current exercise price of the warrants. In such case, the exercise price of the common stock under the warrants will immediately be reduced to the lowest per share price with respect to any such issuances of securities and the number of shares of common stock issuable in exercise of the warrants will be adjusted by multiplying the current number of shares subject to the warrants by a fraction in which the numerator is the exercise price before the issuance and the denominator is the exercise price after the issuance.

The foregoing descriptions of the Note Amendment and the Warrant Agreement does not purport to be complete and are qualified in their entirety by reference to the Note Amendment and the Warrant Agreement, copies of which are filed as Exhibit 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit Number	Description

10.1	First Amendment to Note and Warrant Purchase Agreement, effective as of October 22, 2012, between Innovaro, Inc. and Gators Lender, LLC

10.2	Warrant Agreement, dated as of October 2, 2012, between Innovaro, Inc. and Gators Lender, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2012	INNOVARO, INC.

	By:	/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer